Exhibit 99.1

NEWS RELEASE

KNIGHT TRADING GROUP ENTERS INTO DEFINITIVE AGREEMENT TO SELL DERIVATIVE MARKETS BUSINESS TO CITIGROUP FOR APPROXIMATELY $225 MILLION IN CASH

Knight Board increases share buyback program by $140 million to $250 million

JERSEY CITY, New Jersey (August 9, 2004) — Knight Trading Group, Inc. (Nasdaq: NITE) today announced that it has entered into a definitive agreement to sell Knight’s Derivative Markets business to Citigroup (NYSE: C) for approximately $225 million in cash.

Under the terms of the agreement, Citigroup will pay Knight approximately $225 million in cash at closing for substantially all of the assets and the assumption of certain liabilities of its Derivative Markets business operated by its subsidiaries Knight Financial Products LLC (KFP) and Knight Execution Partners LLC (KEP). The final purchase price is subject to adjustment based on the adjusted book value of the Derivative Markets business at the time the deal closes. Knight’s equity investment in the International Securities Exchange (ISE) is not included in, and will not be affected by, the transaction announced today, but Citigroup is purchasing Knight’s membership rights on the exchange.

“Knight has made significant improvements to its derivatives business since it was acquired in 2000,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “We adapted to the dynamic options market by increasing efficiencies and introducing new products, transforming the business into the attractive asset that it is today for Citigroup. After a thorough review to explore the risks and rewards of both our Derivative Markets business and the overall options industry, as well as the role of a derivatives business in Knight’s long-term strategy, management concluded that Knight’s strongest growth opportunities remain in our Equity Markets and Asset Management businesses, and that Derivative Markets has a better opportunity to reach its full potential as part of a larger company. Citigroup, with an expanding derivatives business, will provide a rewarding work environment for Knight’s Derivative Markets employees.”

The transaction, which was unanimously approved by the Board of Directors of Knight, is expected to close in the fourth quarter of 2004 and is subject to customary closing conditions, including antitrust and regulatory approvals. Raymond James & Associates, Inc. is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Knight Trading Group.

“The proceeds from the transaction will allow Knight to drive enhanced returns for shareholders by creating a ready pool of cash for a variety of corporate purposes, including share repurchases, reinvestments in our core businesses and acquisitions,” Mr. Joyce said.

Stock Repurchase Program

At a meeting held on August 8, 2004, the Board of Directors of Knight authorized an increase in the size of the company’s share repurchase program to $250 million from $110 million. During the second quarter of 2004, the company repurchased 824,900 shares under the program. To date, the company has repurchased 15.6 million shares for $90.4 million under the program. The company may repurchase shares on the open market or through privately-negotiated transactions, depending on prevailing market conditions, alternative uses of capital and other factors. The company cautions that there are no assurances that any further repurchases will actually occur.

NEWS RELEASE

The company had $773.2 million in stockholders’ equity as of June 30, 2004, equivalent to a book value of $6.67 per share. As of June 30, 2004, the company had $223.6 million in cash and cash equivalents and a $207.9 million investment in funds managed by its Deephaven subsidiary.

Knight Trading Group had approximately 116.0 million shares of common stock outstanding as of June 30, 2004.

Conference Call

Knight will conduct a conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, August 9, 2004. Chief Executive Officer and President Thomas M. Joyce will make a brief statement and answer questions relating to the sale of the company’s Derivative Markets business. Domestic callers who wish to access Knight’s conference call can do so by dialing (800) 406-5345. International callers may dial (913) 981-5571. The Confirmation Code to access this conference call is 350389.

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About Knight’s Derivative Markets Business

Knight’s Derivative Markets Business, including Knight Financial Products LLC (KFP) and Knight Execution Partners LLC (KEP), is a leading U.S. options market maker and specialist, providing comprehensive trade execution services to institutions and broker-dealers across a significant number of U.S. options products. KFP operates as a market maker and specialist in listed options on individual equities, equity indices and fixed income and commodity futures instruments in the U.S. KEP manages a professional option and equity execution services business. As of July 1, 2004, Knight had 246 Derivative Markets employees in Chicago; Jersey City, New Jersey; Minnetonka, Minnesota; New York; Philadelphia; and San Francisco.

By contract volume, Knight is among the largest U.S. equity options market makers. It has specialist rights in approximately 500 option classes as of June 2004, coverage of nearly three-fourths of all equity option order flow and the ability to route order flow to all U.S. options exchanges. Knight’s significant options contract liquidity, risk management capabilities and trading efficiencies from proprietary technology provide clients with extremely competitive pricing and order execution quality.

KFP and KEP are broker-dealers registered with the Securities and Exchange Commission and are members of the Chicago Board Options Exchange, American Stock Exchange, Philadelphia Stock Exchange, Pacific Stock Exchange and the International Securities Exchange and operate on the Boston Options Exchange. KFP also is a member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange and the Philadelphia Board of Trade. KEP also is a member of NASD.

About Knight Trading Group

Knight (Nasdaq: NITE) is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities and derivatives. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knighttradinggroup.com.

NEWS RELEASE

About Citigroup

Citigroup’s Global Corporate & Investment Banking Group is a leading force in the world’s capital markets and consists of three business lines: Global Banking, Capital Markets, and Transaction Services. Citigroup provides more industry-leading solutions to more clients in more countries than any of its competitors. No other company serving the capital markets offers Citigroup’s geographic reach, local presence, product scope, expertise, and high standards.

Citigroup (NYSE: C), the preeminent global financial services company has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup’s trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney, Banamex, and Travelers Life and Annuity. Additional information may be found at www.citigroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Knight’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of Knight may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Knight also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents Knight files from time to time with the Securities and Exchange Commission.

CONTACTS	Margaret Wyrwas Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knighttrading.com

Kara Fitzsimmons Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knighttrading.com

Greta Morley Assistant Vice President, Marketing Communications & Public Relations 201-557-6948 or gmorley@knighttrading.com

At Citigroup Duncan King First Vice President, Corporate Communications 212-816-4723 or duncan.king@citigroup.com

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